Notice of Withdrawal of Tender
Regarding Shares in
Pine Grove Alternative Fund

Tendered Pursuant to the Offer to Purchase
Dated May 22, 2015

The Offer and Withdrawal Rights Will Expire on August 31, 2015,
and This Notice of Withdrawal Must Be Received by
Pine Grove Alternative Fund by,
12:00 Midnight, Eastern Time, on August 31, 2015
Unless the Offer Is Extended.

Complete this form only if you would like to rescind your previous Tender Request.

Complete this Notice of Withdrawal and Return or Deliver to
Pine Grove Alternative Fund:

Regular Mail:
Attn. Transfer Agent
Atlantic Fund Services
PO Box 588
Portland, ME 04112

Overnight Address:
Attn. Transfer Agent
Atlantic Fund Services
3 Canal Plaza, Ground Floor
Portland, ME 04101

For additional information:
Phone:  (855) 699-3103
Fax:  (207) 347-2195
E-mail Address: pinegrove.ta@atlanticfundservices.com

Ladies and Gentlemen:

The undersigned previously tendered all or some of its shares in Pine Grove Alternative Fund (the “Fund”) for purchase by the Fund by submitting a Letter of Transmittal Regarding Shares in the Fund Dated June 22, 2015 or earlier (the “Letter of Transmittal”).

All of the undersigned’s shares.

That amount of the undersigned’s shares having the following dollar value:

$___________________________.

That amount of the undersigned’s shares whose value is in excess of the required minimum investment of $10,000 applicable for the Fund.

As indicated immediately below, the undersigned hereby wishes to withdraw its tender of shares in the Fund such that:

NONE of the undersigned’s shares will be purchased by the Fund.

SOME of the undersigned’s shares will be purchased by the Fund and the dollar value of those shares still to be purchased by the Fund is:

$___________________________.*

* NOTE: This option may be used only to decrease the dollar value of the shares to be purchased by the Fund. If an increase in the dollar value of the shares to be purchased by the Fund is indicated on this form, the Fund shall consider this form null and void and shall process the undersigned’s initial tender request as set forth in its previously submitted Letter of Transmittal.

The undersigned recognizes that, upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, all or some of the undersigned’s shares in the Fund (as indicated above) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

Account Number: __________________

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S)
EXACTLY AS APPEARED ON
APPLICATION FORM UPON
PURCHASE OF SHARES)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S)
EXACTLY AS APPEARED ON
APPLICATION FORM UPON
PURCHASE OF SHARES)

Joint Tenant Signature if necessary	Print Name of Signatory and Title
(SIGNATURE OF OWNER(S)
EXACTLY AS APPEARED ON
APPLICATION FORM UPON
PURCHASE OF SHARES)

Print Name of Joint Tenant	Co-Signatory if necessary
(SIGNATURE OF OWNER(S)
EXACTLY AS APPEARED ON
APPLICATION FORM UPON
PURCHASE OF SHARES)

Print Name and Title of Co-Signatory

Date: